                                 VAN ECK FUNDS

                                AMENDMENT NO. 6

                TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

     Amendment No. 6 to the Amended and Restated Master Trust Agreement dated February 6, 1992 (amending the Master Trust Agreement dated April 3, 1985) (the "Agreement"), of Van Eck Funds (the "Trust"), made at New York, New York this 8th day of August, 1994.


                             W I T N E S S E T H:
                             --------------------


     WHEREAS, Article VII, Section 7.3 of the Agreement provides that any amendment to the Agreement that adversely affects the rights of shareholders may be adopted at any time by an instrument in writing signed by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of shareholders holding a majority of the shares entitled to vote; and

     WHEREAS, Section 4.1 of the Agreement provides that the Trustees of the Trust may establish and designate series of Shares of the Trust and classes thereof; and

     WHEREAS, a majority of the outstanding shares of each Sub-Trust, except Asia Dynasty Fund, have voted to amend Article IV, Section 4.2(e) of the Agreement with respect to all Sub-Trusts; and

     WHEREAS, a majority of the outstanding shares of each Sub-Trust, except Asia Dynasty Fund, have voted to amend Article VII, Section 7.2 of the Agreement; and

     WHEREAS, a majority of the outstanding shares of each Sub-Trust, except Asia Dynasty Fund, have voted to amend Article VII, Section 7.3 of the Agreement; and

     WHEREAS, a majority of the Trustees of the Trust have voted to establish a second class of Shares of International Investors Gold Fund and Gold/Resources Fund which shall be designated as Class C Shares and hereby redesignate all existing shares of International Investors Gold Fund and Gold/Resources Fund and any similar shares issued in the future as

Class A Shares; and

     WHEREAS, a majority of the Trustees of the Trust have voted to rename the World Income Fund (Class A and Class B) as Global Income Fund (Class A and Class
B); and

     WHEREAS, a majority of the Trustees of the Trust have voted to rename the Asia Infrastructure Fund (Class A and Class B) as Asia Infrastructure Fund (Class A and Class C); and

     WHEREAS, a majority of the Trustees of the Trust have voted to rename the Global SmallCap Fund (Class A and Class B) as Global SmallCap Fund (Class A and Class C); and

     WHEREAS, a majority of Trustees have duly approved this amendment to the Agreement and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts.

     NOW, THEREFORE, the undersigned Thaddeus Leszczynski, a duly elected and serving Secretary of the Trust, pursuant to the authorization described above, hereby declares that the initial paragraph of Article IV, Section 4.2 of the Agreement is amended to read as follows:

          "Section 4.2 Establishment and Description of Sub-Trusts. Without
                       -------------------------------------------
          limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate ten Sub-Trusts: World Trends Fund, Gold/Resources Fund (Class A and Class C), U.S. Government Money Fund, Global Income Fund (Class A and Class B), International Growth Fund, International Investors Gold Fund (Class A and Class C), Asia Dynasty Fund (Class A and Class B), Asia Infrastructure Fund (Class A and Class C), Global Balanced Fund (Class A and Class B) and Global SmallCap Fund (Class A and Class C). The World Trends Fund, Gold/Resources Fund (Class A and Class C), U.S. Government Money Fund, Global Income Fund (Class A and Class B), International Growth Fund, International Investors Gold Fund (Class A and Class C), Asia Dynasty Fund (Class A and Class B), Asia Infrastructure Fund (Class A and Class C), Global Balanced Fund (Class A and Class B) and Global SmallCap Fund (Class A and Class C) and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

and hereby declares that Article IV, Section 4.2(e) of the Agreement is amended to read as follows:

          "Section 4.2(e) Voting. On each matter submitted to a vote of the
                          ------
          shareholders, each holder of the Share shall be entitled to one vote for each whole share and to a proportionate fractional vote for each fractional Share standing in his name on the books of the Trust irrespective of the Sub-Trusts thereof or class thereof and all Shares of all Sub-Trusts, except Asia Dynasty Fund, and classes thereof shall vote together as a single class; provided, however, that as to any matter (i) with respect to which a separate vote by such Sub-Trust or class thereof is required by the 1940 Act or the provisions of the writing or vote establishing and designating the Sub-Trust or class, such requirements as to a separate vote by such Sub-Trust or class thereof shall apply in lieu of all Shares of all Sub-trusts and classes thereof voting together, and (ii) as to any matter which affects the interests of one or more affected Sub-Trusts or classes shall be entitled to vote, and each such Sub-Trust or class shall vote as a separate class."

and hereby declares that the second paragraph of Article VII, Section 7.2 of the Agreement is amended to read as follows:

          "Section 7.2 Reorganization. The Trust or any one or more Sub-Trusts,
                       --------------
          except Asia Dynasty Fund may, either as the successor, or survivor, or non-survivor, (1) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge into one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more such Sub-Trusts as the case may be, in connection therewith. The terms "merge" or "merger" as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States. Any such consolidation or merger shall require the affirmative vote of the holders of a majority of the outstanding voting securities, as defined in the 1940 Act, of the Sub-Trust so affected thereby if the Sub-Trust is not the successor or survivor of such consolidation or merger."

and hereby declares that Article VI I, Section 7.3 of the Agreement is amended to read as follows:

          "Section 7.3 Amendments. All rights granted to the Shareholders under
                       ----------
          this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of the Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of such trustees). Any amendment to this Declaration of Trust that adversely affects the rights of Shareholders may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of Shareholders holding a majority of the outstanding voting securities entitled to vote (as defined in the 1940 Act) and with respect to Gold/Resources Fund, Global Balanced Fund and Asia Dynasty Fund of Shareholders holding a majority of the outstanding voting securities entitled to vote; provided, however, that any amendment to Section 3.6 may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such trustees) only when authorized to do so by the vote of a "majority of the outstanding voting securities" of International Investors, as such term is defined in the 1940 Act. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted."

WITNESS my hand and seal this 8th day of August, 1994.



/s/ Thaddeus Leszczynski
Thaddeus Leszczynski, Secretary


STATE OF NEW YORK    )
                     )
COUNTY OF NEW YORK   )

     Then personally appeared the above-named Thaddeus Leszczynski and acknowledged this instrument to be his free act and deed this 8th day of ___, 1994.


/s/ Henry G. Neger
Notary Public

My commission expires:  12/31/95